                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 21, 1995 (this "Agreement"), is by and among Key Production Company, Inc., a Delaware corporation ("Key"), Key Acquisition One, Inc., a Delaware corporation and wholly owned subsidiary of Key ("Merger Sub"), and Brock Exploration Corporation, a Delaware corporation ("Brock"). Key and Merger Sub are sometimes referred to herein as the "Key Companies."

     WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into Brock (the "Merger"), and pursuant thereto, the issued and outstanding shares of common stock, $.10 per share, of Brock ("Brock Common Stock") not owned directly or indirectly by Brock or the Key Companies or their respective subsidiaries will be converted into the right to receive shares of common stock, $.25 par value, of Key (the "Key Common Stock"), as set forth herein;

     WHEREAS, the Board of Directors of Brock, after actively soliciting and considering business combination proposals and indications of interest from other persons, has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Brock and is fair to, and in the best interests of, Brock and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended adoption of this Agreement by the stockholders of Brock;

     WHEREAS, the Board of Directors of Key has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Key and is fair to, and in the best interests of, Key and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended approval by the stockholders of Key of the issuance of Key Common Stock in connection with this Agreement;

     WHEREAS, the Board of Directors of Merger Sub has approved and adopted this Agreement and Key, as the sole stockholder of Merger Sub, will adopt this Agreement promptly after the execution hereof by the parties hereto; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitute a plan of reorganization;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01.  The Merger.  Upon the terms and subject to the conditions
                    ----------
set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02 of this Agreement), Merger Sub shall be merged with and into Brock. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Brock shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Certain terms used in this Agreement are defined in Section 9.03 hereof.

     SECTION 1.02. Closing; Closing Date; Effective Time.  Unless this Agreement
                   -------------------------------------
shall have been terminated pursuant to Section 8.01, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Key Production as soon as practicable (but in any event within two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, or at such other date, time and place as Key and Brock may agree; provided, that the conditions set forth in Article VII shall have been satisfied or waived at or prior to such time. The date on which the Closing takes place is referred to herein as the "Closing Date". As promptly as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing, or such later date or time agreed upon by Key and Brock and set forth therein, being the "Effective Time"). For all Tax purposes, the Closing shall be effective at the end of the day on the Closing Date.

     SECTION 1.03.  Effect of the Merger.  At the Effective Time, the effect of
                    --------------------
the Merger shall be as provided in the applicable provisions of Delaware Law.

     SECTION 1.04.  Certificate of Incorporation; Bylaws.  At the Effective
                    ------------------------------------
Time, the certificate of incorporation of Brock, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation until amended as provided therein and pursuant to Delaware Law. The bylaws of Brock, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to Delaware Law.

     SECTION 1.05.  Directors and Officers.  The directors of Merger Sub
                    ----------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01.  Merger Consideration; Conversion and Cancellation of
                    ----------------------------------------------------
Securities.  At the Effective Time, by virtue of the Merger and without any
----------
action on the part of the Key Companies, Brock or their respective stockholders:

     (a) Subject to the other provisions of this Article II, each share of Brock Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Brock Common Stock described in Section 2.01(b) of this Agreement) shall be converted into the right to receive .6897 share of Key Common Stock (the "Exchange Ratio"). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Key Common Stock or Brock Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (b) Notwithstanding any provision of this Agreement to the contrary, each share of Brock Common Stock held in the treasury of Brock and each share of Brock Common Stock owned by Key or any direct or indirect wholly owned subsidiary of Key or of Brock immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     (c) All shares of Brock Common Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate previously evidencing Brock Common Stock outstanding immediately prior to the Effective Time (other than Brock Common Stock described in Section 2.01(b) of this Agreement) ("Converted Shares") shall thereafter represent the right to receive, subject to Section 2.02(e) of this Agreement, that number of shares of Key Common Stock determined pursuant to the Exchange Ratio and, if applicable, cash pursuant to Section 2.02(e) of this Agreement (the "Merger Consideration"). The holders of certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of Key Common Stock upon the surrender of such Certificates in accordance with the provisions of Section 2.02 of this Agreement, without interest. No fractional shares of Key Common Stock shall be issued in connection with the Merger and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) of this Agreement.

     (d) Each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.10 per share, of the Surviving Corporation.

     SECTION 2.02.  Exchange and Surrender of Certificates.
                    --------------------------------------

     (a) As of the Effective Time, Key shall deposit, or shall cause to be deposited with American Securities Transfer, Inc. (the "Exchange Agent"), for the benefit of the holders of certificates which immediately prior to the Effective Time evidenced shares of Brock Common Stock (the "Brock Certificates"), for exchange in accordance with this Article II, certificates representing the shares of Key Common Stock (such certificates for shares of Key Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.01 in exchange for such shares of Brock Common Stock.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of shares of Brock Common Stock immediately prior to the Effective Time (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Brock Certificates shall pass, only upon delivery of the Brock Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Key and Brock may reasonably specify) and (ii) instructions for use in effecting the surrender of the Brock Certificates in exchange for certificates representing shares of Key Common Stock. Upon surrender of a Brock Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Brock Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Key Common Stock which such holder has the right to receive in respect of the Brock Certificate surrendered pursuant to the provisions of this Article II (after taking into account all shares of Brock Common Stock then held by such holder), and the Brock Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Brock Common Stock which is not registered in the transfer records of Brock, a certificate representing the proper number of shares of Key Common Stock may be issued to a transferee if the Brock Certificate representing such Brock Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.02, each Brock Certificate shall be deemed at any time after the Effective Time to represent only the Key Common Stock into which the shares of Brock Common Stock represented by such Brock Certificate have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional shares of Key Common Stock as contemplated by this
Section 2.02.

     (c) After the Effective Time, there shall be no further registration of transfers of Brock Common Stock. If, after the Effective Time, certificates representing shares of Brock Common Stock are presented to Key or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Agreement.

     (d) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.02(a) or the Exchange Fund that remains unclaimed by the holders of shares of Brock Common Stock one year after the Effective Time shall be returned to Key, upon demand, and any such holder who has not exchanged its shares of Brock Common Stock in accordance with this Section 2.02 prior to that time shall thereafter look only to Key for payment of the Merger Consideration in respect of its shares of Brock Common Stock. Notwithstanding the foregoing, Key shall not be liable to any holder of Brock Common Stock for any amount paid to a public official pursuant to applicable abandoned property escheat or similar laws.

     (e) No dividends, interest or other distributions with respect to shares of Brock Common Stock shall be paid the holder of any unsurrendered Brock Certificates until such Brock Certificates are surrendered as provided in this
Section 2.02. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing the shares of Key Common Stock into which such shares of Brock Common Stock were converted all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

     (f) No certificates or scrip evidencing fractional shares of Key Common Stock shall be issued upon the surrender for exchange of certificates, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of Key. In lieu of any such fractional shares, each holder of a certificate previously evidencing Converted Shares, upon surrender of such certificate for exchange pursuant to this Article II, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(i) the per share closing price of Key Common Stock on the Nasdaq National Market as reported in the Wall Street Journal for the date of the Effective Time (or, if there is no trading activity in Key Common Stock on the Nasdaq National Market on such date, the first date of trading of Key Common Stock on the Nasdaq National Market after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time).

     (g) Key shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as Key (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Key, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Converted Shares in respect of which such deduction and withholding was made by Key.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BROCK

     Brock hereby represents and warrants to the Key Companies that:

     SECTION 3.01.  Organization and Qualification; Subsidiaries. Each of Brock
                    --------------------------------------------
and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Brock Material Adverse Effect. The term "Brock Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the financial condition, results of operations or current or future business of Brock and its subsidiaries, taken as a whole. Schedule 3.01 of the disclosure schedule delivered to Key by Brock on the date hereof (the "Brock Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all Brock's directly or indirectly owned subsidiaries, together with (A) the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by Brock or another subsidiary of Brock, and (B) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in
Section 9.03(g) of this Agreement. Neither Brock nor any of its subsidiaries owns an equity interest in any other partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations or current or future business of Brock and its subsidiaries, taken as a whole.

     SECTION 3.02.  Charter and Bylaws.  Brock has heretofore furnished to Key
                    ------------------
complete and correct copies of the charter and the bylaws or the equivalent organizational documents, in each case as amended or restated, of Brock and each of its subsidiaries. Neither Brock nor any of its subsidiaries is in violation of any of the provisions of its charter or any material provision of its bylaws (or equivalent organizational documents).

     SECTION 3.03.  Capitalization.
                    --------------

     (a) As of the date of this Agreement (1) 3,823,742 shares were issued and outstanding, (2) authorized capital stock of Brock consists of (i) 8,000,000 shares of Brock Common Stock, of which 276,660 shares were held in treasury by Brock and (3) 169,000 shares were reserved for future issuance pursuant to outstanding stock options ("Stock Options") granted pursuant to Brock's 1979 Stock Option Plan (the "Option Plan"); and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share ("Brock Preferred Stock"), of which no shares are issued and outstanding. Except as described in this Section 3.03 or in
Schedule 3.03(a) to the Brock Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of Brock are reserved for any purpose. Each of the outstanding shares of capital stock of, or other equity interests in, each of Brock and its subsidiaries is duly authorized, validly issued, and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights created by statute, the charter or bylaws (or the equivalent organizational documents) of Brock or any of its subsidiaries, or any agreement to which Brock or any of its subsidiaries is a party or bound, and such outstanding shares or other equity interests owned by Brock or a subsidiary of Brock are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Brock's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever.

     (b) Except as set forth in Section 3.03(a) above or in Schedule 3.03(b)(i) to the Brock Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Brock or any of its subsidiaries is a party relating to the issued or unissued capital stock of Brock or any of its subsidiaries or obligating Brock or any of its subsidiaries to grant, issue or sell any shares of the capital stock of Brock or any of its subsidiaries, by sale, lease, license or otherwise. Except as set forth in Schedule 3.03(b)(ii) to the Brock Disclosure Schedule, there are no obligations, contingent or otherwise, of Brock or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of Brock Common Stock or other capital stock of Brock, or the capital stock or other equity interests of any subsidiary of Brock; or (ii) (other than advances to subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of Brock or any other person. Except as described in Schedule 3.03(b)(iii) to the Brock Disclosure Schedule, neither Brock nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity (other than the subsidiaries of Brock set forth in Schedule 3.01 to the Brock Disclosure Schedule). Except as set forth in Schedule 3.03(b)(iv) to the Brock Disclosure Schedule and except for any agreements, arrangements or commitments between Brock and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of Brock or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which Brock or any of its subsidiaries is a party or by which Brock or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of Brock or any of its subsidiaries.

     (c) Brock has made available to Key complete and correct copies of (i) the Option Plan and the forms of options issued pursuant to the Option Plan, including all amendments thereto and (ii) all options that are not in the form thereof provided under clause (i) above. Schedule 3.03(c) to the Brock Disclosure Schedule sets forth a complete and correct list of all outstanding options, restricted stock or any other stock awards (the "Stock Awards") granted under the Option Plan or otherwise, setting forth as of the date hereof (i) the number and type of Stock Awards, (ii) the exercise price of each outstanding Stock Option, and (iii) the number of Stock Options exercisable.

     SECTION 3.04.  Authority.  Brock has all requisite corporate power and
                    ---------
authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by the stockholders of Brock as described in Section 3.15 hereof). The execution and delivery of this Agreement by Brock and the consummation by Brock of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Brock are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the Merger, the adoption of this Agreement by the stockholders of Brock as described in Section 3.15 hereof).

This Agreement has been duly executed and delivered by Brock and, assuming the due authorization, execution and delivery thereof by the Key Companies, constitutes the legal, valid and binding obligation of Brock.

     SECTION 3.05.  No Conflict; Required Filings and Consents.
                    ------------------------------------------

     (a) The execution and delivery of this Agreement by Brock does not, and the consummation of the transactions contemplated hereby in accordance with its terms will not (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of Brock or any of its subsidiaries, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Brock or any of its subsidiaries or by which any of their respective properties is bound or subject or (iii) except as described in Schedule 3.05 to the Brock Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Brock or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Brock or any of its subsidiaries is a party or by or to which Brock or any of its subsidiaries or any of their respective properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clause (iii) that would not have a Brock Material Adverse Effect. The Board of Directors of Brock has taken all actions necessary under Delaware Law, including approving the transactions contemplated by this Agreement and taking appropriate actions under Section 203 of Delaware Law, to ensure that the restrictions on business combinations set forth in Section 203 of Delaware Law do not, and will not, apply with respect to or as a result of the transactions contemplated by this Agreement.

     (b) The execution and delivery of this Agreement by Brock does not, and consummation of the transactions contemplated hereby will not, require Brock to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities or blue sky laws ("Blue Sky Laws"), and the filing and recordation of appropriate merger documents as required by Delaware Law, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Brock from performing its obligations under this Agreement and would not have a Brock Material Adverse Effect.

     SECTION 3.06.  Permits; Compliance.  Each of Brock and its subsidiaries and
                    -------------------
to Brock's knowledge each third party operator of any of Brock's properties, is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Brock Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of Brock, threatened regarding suspension or cancellation of any of the Brock Permits, except where the failure to possess, or the suspension or cancellation of, such Brock Permits would not have a Brock Material Adverse Effect. Neither Brock nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to Brock or any of its subsidiaries or by or to which any of their respective properties is bound or subject or (b) any of the Brock Permits, except for any such conflicts, defaults or violations that would not have a Brock Material Adverse Effect. During the period commencing on January 1, 1994 and ending on the date hereof, neither Brock nor any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except as set forth in Schedule 3.06 of the Brock Disclosure Schedule and except for written notices relating to possible conflicts, defaults or violations that would not have a Brock Material Adverse Effect.

     SECTION 3.07.  Reports; Financial Statements.
                    -----------------------------

     (a) Since December 31, 1992, Brock and its subsidiaries have filed (i) all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission (the "SEC") including, without limitation,
(1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively referred to as the "Brock SEC Reports") and (B) any applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have a Brock Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.07(a) being referred to herein, collectively, as the "Brock Reports"). The Brock Reports, including all Brock Reports filed after the date of this Agreement and prior to the Effective Time, (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to Brock SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Brock SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Brock SEC Reports filed prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except
(A) to the extent required by changes in generally accepted accounting principles and (B) with respect to Brock SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of Brock and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Brock and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     SECTION 3.08.  Absence of Certain Changes or Events.  Except as disclosed
                    ------------------------------------
in Brock SEC Reports filed prior to the date of this Agreement or as contemplated by this Agreement or as set forth in Schedule 3.08 to the Brock Disclosure Schedule, since September 30, 1995 Brock and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (i) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of Brock or any of its subsidiaries; (ii) any material change by Brock or its subsidiaries in their accounting methods, principles or practices; (iii) except for dividends by a subsidiary of Brock to Brock or another subsidiary of Brock, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Brock Common Stock or the shares of stock of, or other equity interests in, any subsidiary of Brock, or any redemption, purchase or other acquisition by Brock or any of its subsidiaries of any of Brock's securities or any of the securities of any subsidiary of Brock; (iv) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or employees of Brock or its subsidiaries; (v) any revaluation by Brock or any of its subsidiaries of any of their assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; (vi) any entry by Brock or any of its subsidiaries into any commitment or transaction material to Brock and its subsidiaries, taken as a whole (other than this Agreement and the transactions contemplated hereby); (vii) any material increase in indebtedness for borrowed money; or (viii) a Brock Material Adverse Effect.

     SECTION 3.09.  Absence of Litigation.  Except as disclosed in the Brock SEC
                    ---------------------
Reports filed prior to the date of this Agreement or as set forth in Schedule
3.09 to the Brock Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Brock, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Brock, threatened against Brock or any of its subsidiaries or any properties or rights of Brock or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not have a Brock Material Adverse Effect), and neither Brock nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Brock, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that would not have a Brock Material Adverse Effect.

     SECTION 3.10.  Employee Benefit Plans; Labor Matters.
                    -------------------------------------

     (a) Schedule 3.10(a) to the Brock Disclosure Schedule sets forth each employee benefit plan (as such term is defined in ERISA section 3(3)) maintained or contributed to during the past five years by Brock or any member of its ERISA Group or with respect to which Brock or any member of its ERISA Group could incur liability under Section 4069, 4212(c) or 4204 of ERISA, and any other retirement, pension, stock option, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding, except for any such plans, agreements, practices, or arrangements (i) with respect to former employees who are not receiving or entitled to benefits or (ii) with respect to which Brock could not incur more than $20,000 of liability (collectively, the "Brock Benefit Plans"). For purposes of this Agreement, "ERISA Group" means a controlled or affiliated group within the meaning of Code section 414(b), (c), (m), or (o) of which Brock is a member. Brock has made available to Key correct and complete copies of all Brock Benefit Plans (including a detailed written description of any Brock Benefit Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets and any other provisions relating to Brock) and, with respect to each Brock Benefit Plan, a copy of each of the following, to the extent each is applicable to each Brock Benefit Plan:
(i) the most recent favorable determination letter, (ii) materials submitted to the Internal Revenue Service in support of a pending determination letter request, (iii) the most recent letter issued by the Internal Revenue Service recognizing tax exemption, (iv) each insurance contract, trust agreement, or other funding vehicle, (v) the three most recently filed Forms 5500 plus all schedules and attachments, (vi) the three most recent actuarial valuations, and
(vii) each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each Brock Benefit Plan during the past five years that describes the terms of the Brock Benefit Plan.

     (b) With respect to the Brock Benefit Plans, no event has occurred and, to the knowledge of Brock, there exists no condition or set of circumstances, in connection with which Brock or any member of its ERISA Group could be subject to any liability under the terms of such Brock Benefit Plans, ERISA, the Code or any other applicable Law which would have a Brock Material Adverse Effect. Except as otherwise set forth on Schedule 3.10(b) to the Brock Disclosure Schedule,

       (i) As to any Brock Benefit Plan intended to be qualified under Section 401 of the Code, such Brock Benefit Plan satisfies the requirements of such Section and there has been no termination or partial termination of such Brock Benefit Plan within the meaning of Section 411(d)(3) of the Code;

       (ii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Brock, threatened against, or with respect to, any of the Brock Benefit Plans or their assets, any plan sponsor, or any fiduciary (as such term is defined in Section 3(21) of ERISA), and Brock has no knowledge of any facts that could give rise to any actions, suits or claims;

       (iii) All contributions required to be made to the Brock Benefit Plans pursuant to their terms and provisions have been made timely;

       (iv) As to any Brock Benefit Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA, no notice of intent to terminate the Brock Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan, and no liability to the Pension Benefit Guaranty Corporation or to the Plan has been incurred;

       (v) Neither Brock nor any party in interest (as such term is defined in ERISA section 3(14)) nor any disqualified person has engaged in any prohibited transaction within the meaning of ERISA section 406 or Code section 4975 that would subject Brock to any liability;

       (vi) Based on the Exchange Ratio set forth in Section 2.01 on the date hereof and assuming no material increase in the market value of the Key Common Stock through the Effective Time, the consummation of the transactions contemplated by this Agreement will not give rise to any acceleration of vesting of payments or options, the acceleration of the time of making any payments, or the making of any payments, which in the aggregate would result in an "excess parachute payment" within the meaning of Section 280G of the Code and the imposition of the excise under Section 4999 of the Code;

       (vii) All annuity contracts purchased to provide benefits under a Brock Benefit Plan that is subject to Title IV of ERISA were purchased in compliance with the requirements of Department of Labor, Pension and Welfare Benefits Administration, Interpretive Bulletin 95-1 (March 3, 1995) and the fiduciary responsibility requirements of ERISA; and

       (viii) Brock has reserved funds that are at least equal to the present value of the vested and unvested benefits under Brock's Supplemental Executive Retirement Plan (SERP), and the SERP may be terminated without the commitment of any additional funds.

     (c) Neither Brock nor any member of its ERISA Group is or has ever been a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by Brock or any of its subsidiaries. There is no pending or threatened labor dispute, strike or work stoppage against Brock or any of its subsidiaries which may interfere with the respective business activities of Brock or any of its subsidiaries. To the knowledge of Brock, none of Brock, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of Brock or its subsidiaries, and there is no pending or threatened charge or complaint against Brock or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

     (d) Except as disclosed in Schedule 3.10(a) to the Brock Disclosure Schedule, neither Brock nor any of its subsidiaries is a party to or is bound by any severance agreements, programs or policies. Schedule 3.10(d) to the Brock Disclosure Schedule sets forth, and Brock has made available to Key true and correct copies of, (i) all employment agreements with officers of Brock or its subsidiaries; (ii) all agreements with consultants of Brock or its subsidiaries obligating Brock or any subsidiary to make annual cash payments in an amount exceeding $50,000; (iii) all non-competition agreements with Brock or a subsidiary executed by officers of Brock; and (iv) all plans, programs, agreements and other arrangements of Brock or its subsidiaries with or relating to its directors.

     (e) Except as provided in Schedule 3.10(e) to the Brock Disclosure Schedule, (x) no Brock Benefit Plan provides retiree medical or retiree life insurance benefits to any person and (y) neither Brock nor any of its subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code and each such Brock Benefit Plan or arrangement may be amended or terminated by Brock or its subsidiaries at any time without liability.

     (f) Neither Brock nor any member of its ERISA Group contribute to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to or has any secondary liability under ERISA section 4204 to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (g) Except as contemplated by this Agreement or as set forth in Schedule 3.10(g), Brock has not amended, or taken any other actions with respect to any of the Brock Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement since December 31, 1994.

     (h) With respect to each Brock Benefit Plan that is a "group health plan" within the meaning of Section 5000(b) of the Code, each such Brock Benefit Plan complies and has complied with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code, or, if ERISA and the Code do not apply, the requirements of applicable state law, except where the failure to so comply would not have a Brock Material Adverse Effect.

     SECTION 3.11.  Taxes.
                    -----

     (a) (1) Except to the extent that the applicable statute of limitations has expired, all Returns required to be filed by or on behalf of Brock have been duly filed on a timely basis and such Returns (including all attached statements and schedules) are true, complete and correct. Except to the extent that the applicable statute of limitations has expired, all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Brock with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Effective Time.

       (2) Brock has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

       (3) Brock has disclosed on its income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

       (4) There are no liens on any of the assets of Brock with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

       (5) Brock does not have any liability under Treasury Regulation
(S) 1.1502-6 or any analogous state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group, other than in the current affiliated group of which Brock is the common parent corporation.

       (6) Except to the extent that the applicable statute of limitations has expired, Brock has made available to Key complete copies of: (i) all federal and state income and franchise tax returns of Brock for all periods since the formation of Brock, and (ii) all tax audit reports, work papers statements of deficiencies, closing or other agreements received by Brock or on its behalf relating to Taxes, and

       (7) Brock does not do business in or derive income from any state, local, territorial or foreign taxing jurisdiction other than those for which Returns have been furnished to Key.

     (b) Except as disclosed on Schedule 3.11(b) of the Brock Disclosure
Schedule:

       (1) There is no audit of any Returns of Brock by a governmental or taxing authority in process, pending or, to the knowledge of Brock, threatened (formally or informally).

       (2) Except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved, no deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to Taxes of Brock, and no notice (either formally or informally) has been received by Brock that it has not filed a Return or paid Taxes required to be filed or paid by it.

       (3) Brock is not a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened (either formally or informally) against it or any of its assets, except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved.

       (4) No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Brock.

       (5) No action has been taken that would have the effect of deferring any liability for Taxes for Brock from any period prior to the Effective Time to any period after the Effective Time.

       (6) There are no requests for rulings, subpoenas or requests for information pending with respect to Brock.

       (7) No power of attorney has been granted by Brock, with respect to any matter relating to Taxes.

       (8) Brock has never been included in an affiliated group of corporations, within the meaning of section 1504 of the Code, other than in the current affiliated group of which Brock is the common parent corporation.

       (9) Brock is not (nor has it ever been) a party to any tax sharing agreement between affiliated corporations.

       (10) The amount of liability for unpaid Taxes of Brock for all periods ending on or before the Effective Time will not, in the aggregate, materially exceed the amount of the current liability accruals for Taxes, as such accruals are reflected on the balance sheet of Brock as of the Closing Date.

     (c) Except as disclosed on Schedule 3.11(c) of the Brock Disclosure
Schedule:

       (1) Brock has not made an election, and is not required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code.

       (2) Brock has not issued or assumed any indebtedness that is subject to section 279(b) of the Code.

     (3) Brock has not entered into any compensatory agreements with respect to the performance of services under which payment would result in a nondeductible expense pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

     (4) No election has been made under Section 338 of the Code with respect to Brock and no action has been taken that would result in any income tax liability to Brock as a result of a deemed election within the meaning of Section 338 of the Code.

     (5) No consent under Section 341(f) of the Code has been filed with respect to Brock.

     (6) Brock has not agreed, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

     (7) Brock has not disposed of any property that is presently being accounted for under the installment method.

     (8) Brock is not a party to any interest rate swap, currency swap or similar transaction.

     (9) Brock has not participated in any international boycott as defined in Code Section 999.

     (10) There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions with respect to Brock under Treasury Regulations (S)(S) 1.1502-13 or 1.1502-14.

     (11) Brock has not made and will not make any election under Treasury Regulation (S) 1.1502-20(g)(1) (or any similar provision) with respect to the reattribution of net operating losses of Brock.

     (12) There is no excess loss account under Treasury Regulation (S)1.1502-19 with respect to the stock of Brock or any subsidiary.

     (13) Brock is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

     (14) Brock has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions.

     (15) Brock does not have and has never had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

       (16) The Merger is not subject to the tax withholding provisions of section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

     (d) To the extent the following information is contained therein, the tax returns and tax work papers provided by Brock to Key contained, as of the respective dates thereof, accurate and complete information with respect to:

       (1) All material tax elections in effect with respect to Brock;

       (2)  The current tax basis of the assets of Brock;

       (3) The current and accumulated earnings and profits of Brock;

       (4)  The net operating losses of Brock by taxable year;

       (5)  The net capital losses of Brock;

       (6)  The tax credit carry overs of Brock;

       (7)  The overall foreign losses of Brock under section
            904(f) of the Code that is subject to recapture.

     (e) The tax returns and tax work papers provided by Brock to Key contain accurate and complete information with respect to the net operating losses, net operating loss carry forwards and other tax attributes of Brock, and the extent to which they are are subject to any limitation under Code sections 381, 382, 383, or 384, or any other provision of the Code or the federal consolidated return regulations (or any predecessor provision of any Code section or the regulations) and there is nothing that would prevent Brock from utilizing these net operating losses, net operating loss carry forwards or other tax attributes as so limited if it had sufficient income.

     (f) (1) For purposes of this Agreement the term "Taxes" shall mean all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, required to be paid, withheld or collected.

            (2) For the purposes of this agreement, the term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

            (3) All references to "Brock" in this section 3.11 shall include all subsidiaries of Brock and where appropriate in this section 3.11, the singular shall include the plural.


     SECTION 3.12.  Tax Matters.
                    -----------

     (a) Neither Brock nor, to the knowledge of Brock, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of section 368(a) of the Code.

     (b) There is no plan or intention by any stockholder of Brock who owns five percent or more of Brock Common Stock, and to the knowledge of Brock there is no plan or intention on the part of any of the remaining stockholders of Brock, to sell, exchange or otherwise dispose of a number of shares of Key Common Stock to be received in the Merger that would reduce the Brock stockholders' ownership of Key Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the Brock Common Stock (including shares of Brock Common Stock exchanged for cash in lieu of fractional shares of Key Common Stock) outstanding immediately prior to the Effective Time.

     (c) Immediately following the Merger, Brock will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by Brock to pay Merger expenses and all redemptions and distributions made by Brock will be included as assets of Brock immediately prior to the Merger.

     (d) Brock and the holders of Brock Common Stock will each pay their respective expenses, if any, incurred in connection with the Merger.

     (e) There is no intercorporate indebtedness existing between Brock and Key or between Brock and Merger Sub that was issued, acquired or will be settled at a discount.

     (f) Brock is not an investment company as defined in section
368(a)(2)(F)(iii) and (iv) of the Code.

     (g) Brock is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

     SECTION 3.13.  Certain Business Practices.  None of Brock, any of its
                    --------------------------
subsidiaries or any directors, officers, agents or employees of Brock or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     SECTION 3.14.  Environmental Matters.  Except for matters disclosed in
                    ---------------------
Schedule 3.14 to the Brock Disclosure Schedule and except for matters that would not result, individually or in the aggregate with all other such matters, in liability to Brock or any of its subsidiaries in excess of $500,000, (i) the properties, operations and activities of Brock and its subsidiaries are in compliance with all applicable Environmental Laws; (ii) Brock and its subsidiaries and the properties and operations of Brock and its subsidiaries are not subject to any existing, pending or, to the knowledge of Brock, threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by Brock or any of its subsidiaries under any Environmental Law in connection with any aspect of the business of Brock or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and Brock and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) Brock and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Law, and Brock and its subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) to Brock's knowledge, there are no physical or environmental conditions existing on any property of Brock or its subsidiaries or resulting from Brock's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on Brock or any of its subsidiaries under any Environmental Laws; (vi) to Brock's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by Brock and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (vii) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances, or any pollutant or contaminant into the environment by Brock or its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against Brock or any of its subsidiaries for damages or compensation; and (viii) Brock and its subsidiaries have made available to Key all non-privileged internal and external environmental audits and studies and all non-privileged correspondence on substantial environmental matters in the possession of Brock or its subsidiaries relating to any of the current or former properties or operations of Brock and its subsidiaries. To Brock's knowledge, except for matters disclosed in Schedule 3.14 to the Brock Disclosure Schedule, the operations of each third party operator of any of Brock or its subsidiaries' properties are in compliance with the terms of this Section 3.14.

     For purposes of this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the party in question and its subsidiaries own property or conduct business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state laws implementing the foregoing federal laws, and any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance and closure of pits and impoundments, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     SECTION 3.15.  Vote Required.  The only vote of the holders of any class or
                    -------------
series of Brock capital stock necessary to approve the Merger and adopt this Agreement is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Brock Common Stock.

     SECTION 3.16.  Brokers.  Except as set forth in Schedule 3.16 to the Brock
                    -------
Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Brock. Prior to the date of this Agreement, Brock has made available to Key a complete and correct copy of all agreements referenced in
Schedule 3.16 to the Brock Disclosure Schedule pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

     SECTION 3.17.  Insurance.  Brock and each of its subsidiaries are currently
                    ---------
insured, and during each of the past five calendar years have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

     SECTION 3.18.  Properties.
                    ----------

     (a) With respect to Brock and its subsidiaries' non-oil and gas properties, except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the most recent balance sheet contained in the Form 10-Q referred to below, Brock and its subsidiaries have good and marketable title free and clear of all liens, the existence of which would have a

Brock Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in Brock's most recent consolidated balance sheet contained in Brock's most recent Brock SEC Report on Form 10-Q filed prior to the date hereof as being owned by Brock and its subsidiaries as of the date thereof or purported to be owned on the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases by any of Brock or its subsidiaries are held under valid instruments enforceable by Brock or its subsidiaries in accordance with their respective terms. Substantially all of Brock's and its subsidiaries' equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

     (b) With respect to Brock and its subsidiaries' oil and gas properties,
Schedule 3.18(b) to the Brock Disclosure Schedule lists, as of the date of this Agreement, all of the producing oil and gas properties owned by Brock and its subsidiaries (the "Brock Oil and Gas Properties") and certain information with respect thereto. Other than matters that do not have a Brock Material Adverse
Effect:

       (i) Brock and its subsidiaries have Defensible Title to all of the Brock Oil and Gas Properties, subject to and except for the Permitted Encumbrances and as would be acceptable to a reasonably prudent operator of oil and gas properties.

         (A) As used herein, the term "Defensible Title" shall mean as to the wells and properties described in the column "Lease Name" in Schedule 3.18(b) to the Brock Disclosure Schedule (individually called a "Property"), such title as will enable Brock and its subsidiaries to receive not less than the net revenue interests set forth on Schedule 3.18(b) to the Brock Disclosure Schedule of all hydrocarbons and other minerals produced from each Property, and which will obligate Brock and its subsidiaries to bear costs and expenses relating to the maintenance, development, and operations of each Property not greater than the working interests set forth on Schedule 3.18(b) to the Brock Disclosure Schedule.

         (B) As used herein, the term "Permitted Encumbrances" shall mean:

           (1) lessors' royalties, overriding royalties, division orders, reversionary interests and net profits interests and similar burdens which do not operate to reduce the net revenue interests in any Property below those set forth on Schedule 3.18(b) to the Brock Disclosure Schedule;

           (2) the terms and conditions of the oil, gas and mineral leases (the "Brock Leases") related to the Brock Oil and Gas Properties and all agreements, orders, instruments and declarations to which the Brock Leases are subject and that are customary and acceptable in the oil and gas industry in the area of the particular property;

           (3) liens arising under operating agreements, pooling, unitization or communitization agreements, and similar agreements of a type and nature customary in the oil and gas industry and securing payment of amounts not yet delinquent;

           (4) liens securing payments to mechanics and materialmen, and liens securing payment of taxes or assessments, which liens are not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business;

           (5) conventional rights of reassignment obligating Brock and its subsidiaries to reassign their interests in a portion of the Brock Oil and Gas Properties to a third party in the event Brock and its subsidiaries intend to release or abandon such interest;

           (6) calls on or preferential rights to purchase production at not less than prevailing prices;

           (7) covenants, conditions, and other terms to which the Brock Oil and Gas Properties were subject when acquired by Brock and its subsidiaries and are not such as to materially interfere with the operation, value, use and enjoyment of the Brock Oil and Gas Properties;

           (8) rights reserved to or vested in any Governmental Entity to control or regulate any of the Brock Oil and Gas Properties in any manner, and all applicable laws, rules, regulations and orders of any such Governmental Entity;

           (9) easements, rights-of-way, servitudes, permits, surface leases, and other surface uses on, over or in respect of any of the Brock Oil and Gas Properties that are not such as to materially interfere with the operation, value or use thereof; and

           (10) all other liens, charges, encumbrances, limitations, obligations, defects and irregularities affecting any portion of the Brock Oil and Gas Properties which would not have a material adverse effect on the operation, value, use and enjoyment thereof.

       (ii) Except as described in Schedule 3.18(b)(ii) to the Brock
Disclosure Schedule, the Brock Leases are in full force and effect, are valid and subsisting, cover the entire estates they purport to cover and contain no express provisions that require the drilling of additional wells or other material development operations in order to earn or to continue to hold all or any portion of the Brock Oil and Gas Properties, and to its knowledge, Brock has never been advised directly or indirectly by any lessor under any Brock Lease or by any other party of a default under any such Lease or of any requirements or demands to drill additional wells on any of the lands included within any of the Brock Oil and Gas Properties.

       (iii) Neither Brock nor any of its subsidiaries is in default under any contract or agreement pertaining to the Brock Oil and Gas Properties. Except as specifically indicated on Schedule 3.18(b)(iii) to the Brock Disclosure Schedule and except for hydrocarbon sales contracts with a term not greater than six months, no hydrocarbons produced from the Brock Oil and Gas Properties are subject to a sales contract or other agreement relating to the marketing of hydrocarbons, and no person has any call upon, option to purchase or similar rights with respect to the Brock Oil and Gas Properties or the rights therefrom.

     (iv) All royalties, rentals and other payments due under the Brock
Leases have been properly and timely paid, and all conditions necessary to keep the Brock Leases in force have been fully performed.

     (v) Except for gas balancing agreements containing customary provisions, neither Brock nor any of its subsidiaries is obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment or any other arrangement, to deliver hydrocarbons produced from the Brock Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

     (vi) Except as set forth on Schedule 3.18(b)(vi) to the Brock Disclosure Schedule, with respect to Authorizations for Expenditure executed on or after September 30, 1995, and covering expenditures exceeding $20,000 attributable to Brock or its subsidiaries' interest,

       (1) there are no outstanding calls under Authorizations for Expenditures for payments which are due or which Brock has committed to make which have not been made;

       (2) there are no material operations with respect to which Brock has become a non-consenting party where the effect of such non-consent is not disclosed on Schedule 3.18(b) to the Brock Disclosure Schedule, and

       (3) there are no commitments for the expenditure of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.


     (vii) Except as set forth on Schedule 3.18(b)(vii) to the Brock Disclosure Schedule, there are no Brock Oil and Gas Properties to which Brock or any of its subsidiaries is either "over-produced" or "under-produced" which singly or in the aggregate would have a Brock Material Adverse Effect.

     SECTION 3.19.  Certain Contracts and Restrictions.  Other than
                    ----------------------------------
agreements, contracts or commitments listed elsewhere in the Brock Disclosure Schedule, Schedule 3.19 to the Brock Disclosure Schedule lists, as of the date of this Agreement, each agreement, contract or commitment (including any amendments thereto) to which Brock or any of its subsidiaries is a party or by which Brock or any of its subsidiaries is bound (i) involving consideration during the next twelve months in excess of $50,000 or (ii) which is otherwise material to the financial condition, results of operations or current or future business of Brock and its subsidiaries, taken as a whole. As of the date of this Agreement and except as indicated on the Brock Disclosure Schedule, (i) Brock has fully complied with all the terms and conditions of all agreements, contracts and commitments listed in the Brock Disclosure Schedule and all such agreements, contracts and commitments are in full force and effect, (ii) Brock has no knowledge of any defaults thereunder or any cancellations or modifications thereof, and (iii) such agreements, contracts and commitments are not subject to any memorandum or other written document or understanding permitting cancellation.

         SECTION 3.20.  Easements.  The business of Brock and its subsidiaries
                        ---------
has been operated in a manner that does not violate the material terms of any easements, rights of way, permits, servitudes, licenses and similar rights relating to real property used by Brock and its subsidiaries in its business (collectively, "Brock Easements") except for violations that have not resulted and will not result in a Brock Material Adverse Effect. All material Brock Easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business.

         SECTION 3.21.  Futures Trading and Fixed Price Exposure.  None of Brock
                        ----------------------------------------
or any of its subsidiaries engages in any natural gas or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments.

         SECTION 3.22.  Information Supplied.  Without limiting any of the
                        --------------------
representations and warranties contained herein, no representation or warranty of Brock and no statement by Brock or other information contained in the Brock Disclosure Schedule or any document incorporated therein by reference or delivered by Brock to Key since the date of the Confidentiality Agreement, as of the date of such representation, warranty, statement or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

         SECTION 3.23.  Opinion of Financial Advisor.  Brock has received the
                        ----------------------------
opinion of Stephens Inc. to the effect that, as of the date of delivery of such opinion, the Key Common Stock to be received by the holders of Brock Common Stock in the Merger is fair, from a financial point of view, to such holders. Brock will promptly deliver to Key a true and complete written copy of such opinion.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF KEY COMPANIES

         The Key Companies hereby represent and warrant to Brock that:

         SECTION 4.01.  Organization and Qualification. Each of the Key
                        ------------------------------
Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of

Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Key Material Adverse Effect. The term "Key Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be materially adverse to the financial condition, results of operations or current or future business of Key. Key has no subsidiaries and does not own an equity interest in any other partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations or current or future business of Key.

         SECTION 4.02.  Charter and Bylaws.  Key has heretofore furnished to
                        ------------------
Brock a complete and correct copy of the charter and bylaws, as amended or restated, of each of the Key Companies. None of the Key Companies is in violation of any of the provisions of its charter or any material provision of its bylaws.

         SECTION 4.03.  Capitalization.
                        --------------

         (a) The authorized capital stock of Key consists of 50,000,000 shares of Key Common Stock, of which, as of the date of this Agreement, (i) 8,846,455 shares were issued and outstanding, (ii) 2,809,895 shares were held in treasury by Key and (iii) 1,090,000 shares were reserved for future issuance pursuant to outstanding stock options. Except as described in this Section 4.03 or in
Schedule 4.03(a) of the disclosure schedule delivered to Brock by Key on the date hereof (the "Key Disclosure Schedule"), as of the date of this Agreement, no shares of capital stock of Key are reserved for any purpose. The outstanding shares of capital stock of Key are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of (nor are any of the authorized shares of capital stock of Key subject to) any preemptive or similar rights created by statute, the charter or bylaws of Key, or any agreement to which Key is a party or bound.

         (b) Except as set forth in Section 4.03(a) above or in Schedule 4.03(b)(i) to the Key Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Key is a party relating to the issued or unissued capital stock of Key or obligating Key to grant, issue or sell any shares of the capital stock of Key, by sale, lease, license or otherwise. Except as set forth in Schedule 4.03(b)(ii) to the Key Disclosure Schedule, there are no obligations, contingent or otherwise, of Key to (i) repurchase, redeem or otherwise acquire any shares of Key Common Stock or other capital stock of Key; or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any person. Except as described in Schedule 4.03(b)(iii) to the Key Disclosure Schedule, Key (x) does not directly or indirectly own, (y) has not agreed to purchase or otherwise acquire or (z) does not hold any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity. Except as set forth in Schedule 4.03(b)(iv) to the Key

Disclosure Schedule, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of Key. Except as set forth in Schedule 4.03(b)(v), there are no voting trusts, proxies or other agreements or understandings to which Key is a party or by which Key is bound with respect to the voting of any shares of capital stock of Key.

         (c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share ("Merger Sub Common Stock"). As of the date of this Agreement, 1,000 shares of Merger Sub Common Stock were issued and outstanding and held by Key, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Merger Sub's charter or bylaws or any agreement to which Merger Sub is a party or is bound.

         (d) The shares of Key Common Stock to be issued pursuant to the Merger
(i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Key's charter or bylaws or any agreement to which Key is a party or is bound and (ii) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws and (iii) listed on the Nasdaq National Market.

         SECTION 4.04.  Authority.  Each of the Key Companies has all requisite
                        ---------
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to, with respect to the issuance of the Key Common Stock in the Merger, the approval thereof by the holders of the Key Common Stock as described in
Section 4.11). The execution and delivery of this Agreement by each of the Key Companies and the consummation by each of the Key Companies of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of the Key Companies are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (subject to, with respect to the issuance of the Key Common Stock in the Merger, the approval thereof by the holders of the Key Common Stock as described in Section 4.11). This Agreement has been duly executed and delivered by each of the Key Companies and, assuming the due authorization, execution and delivery thereof by Brock, constitutes the legal, valid and binding obligation of each of the Key Companies.

         SECTION 4.05.  No Conflict; Required Filings and Consents.
                        ------------------------------------------

         (a) The execution and delivery of this Agreement by each of the Key Companies does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of Key, (ii) conflict with or violate any Laws applicable to Key or by which any of its properties is bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Key pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Key is a party or by or to which Key or any of its properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not have a Key Material Adverse Effect.

         (b) The execution and delivery of this Agreement by each of the Key Companies does not, and the consummation of the transactions contemplated hereby will not, require any of the Key Companies to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act and Blue Sky Laws and the filing and recordation of appropriate merger documents as required by Delaware Law, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, prevent any of the Key Companies from performing its obligations under this Agreement and would not have a Key Material Adverse Effect.

         SECTION 4.06.  Permits; Compliance.  As of the date of this Agreement,
                        -------------------
Key and to Key's knowledge each third party operator of any of Key's properties, is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Key Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of Key, threatened regarding suspension or cancellation of any of the Key Permits, except where the failure to possess, or the suspension or cancellation of, such Key Permits would not have a Key Material Adverse Effect. Key is not in conflict with, or in default or violation of (a) any Law applicable to Key or by or to which any of its properties is bound or subject or (b) any of the Key Permits, except for any such conflicts, defaults or violations described in the Key SEC Reports filed prior to the date hereof or which would not have a Key Material Adverse Effect. During the period commencing on January 1, 1994 and ending on the date hereof, Key has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations described in the Key SEC Reports filed prior to the date hereof or that would not have a Key Material Adverse Effect.

         SECTION 4.07.  Reports; Financial Statements.
                        -----------------------------

         (a) Since December 31, 1992, Key has filed (i) all forms, reports, statements and other documents required to be filed with (A) the SEC, including, without limitation, (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively, the "Key SEC Reports") and (B) any applicable state securities authorities and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where the failure to file any such forms, reports, statements or other documents would not have a Key Material Adverse Effect (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 4.07(a) being referred to herein, collectively, as the "Key Reports"). The Key Reports, including all Key Reports filed after the date of this Agreement and prior to the Effective Time (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Key SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Key SEC Reports) and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Key SEC Reports filed prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except
(A) to the extent required by changes in generally accepted accounting principles and (B) with respect to Key SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the financial position of Key as of the respective dates thereof and the results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial information contained in such financial statements is not necessarily indicative of the financial position of Key as of the respective dates thereof and the results of operations and cash flows for the periods indicated.

         SECTION 4.08.  Absence of Certain Changes or Events.  Except as
                        ------------------------------------
disclosed in the Key SEC Reports filed prior to the date of this Agreement or as contemplated by this Agreement or as set forth in Schedule 4.08 to the Key Disclosure Schedule, since September 30, 1995, Key has conducted its business only in the ordinary course and in a manner consistent with past practice, and there has not been: (i) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of Key; (ii) any material change by Key in its accounting methods, principles or practices; (iii) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Key Common Stock or any redemption, purchase or other acquisition by Key of any of Key's securities; (iv) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or employees of Key; (v) any revaluation by Key of any of its assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices; or
(vi) a Key Material Adverse Effect.

         SECTION 4.09.  Absence of Litigation.  Except as disclosed in the Key
                        ---------------------
SEC Reports filed prior to the date of this Agreement or as set forth in
Schedule 4.09 to the Key Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Key, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge or Key, threatened against Key or any properties or rights of Key (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not have a Key Material Adverse Effect) and Key is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Key, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which would not have a Key Material Adverse Effect.

         SECTION 4.10.  Tax Matters.  None of the Key Companies nor, to the
                        -----------
knowledge of Key, any of their affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of section 368(a) of the Code.

         SECTION 4.11.  Vote Required.  The only vote of the holders of any
                        -------------
class or series of Key capital stock necessary to approve the issuance of the Key Common Stock in the Merger is, pursuant to the rules of the Nasdaq National Market and Delaware Law, the affirmative vote of the holders of a majority of the shares of Key Common Stock voted on the proposal to so issue the Key Common Stock. Key, as the sole stockholder of Merger Sub, will promptly vote to approve the Merger and adopt this Agreement.

         SECTION 4.12.  Brokers.  No broker, finder or investment banker is
                        -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Key Companies.

         SECTION 4.13.  Information Supplied.  Without limiting any of the
                        --------------------
representations and warranties contained herein, no representation or warranty of the Key Companies and no statement by the Key Companies or other information contained in the Key Disclosure Schedule or any document incorporated therein by reference or delivered by Key to Brock since the date of the Confidentiality Agreement, as of the date of such representation, warranty, statement or document, contains or contained any untrue statement of material fact, or, at the date thereof, omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or were made, not misleading.

         SECTION 4.14.  Employee Benefit Plans; Labor Matters.
                        -------------------------------------

         (a) Schedule 4.14(a) to the Key Disclosure Schedule sets forth each employee benefit plan (as such term is defined in ERISA section 3(3)) maintained or contributed to during the past five years by Key or any member of its ERISA Group or with respect to which Key or any member of its ERISA Group could incur liability under Section 4069, 4212(c) or

4204 of ERISA, and any other retirement, pension, stock option, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding, except for any such plans, agreements, practices, or arrangements (i) with respect to former employees who are not receiving or entitled to benefits or (ii) with respect to which Key could not incur more than $20,000 of liability (collectively, the "Key Benefit Plans"). For purposes of this Agreement, "ERISA Group" means a controlled or affiliated group within the meaning of Code section 414(b), (c), (m), or (o) of which Key is a member. Key has made available to Brock correct and complete copies of all Key Benefit Plans (including a detailed written description of any Key Benefit Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets and any other provisions relating to Key) and, with respect to each Key Benefit Plan, a copy of each of the following, to the extent each is applicable to each Key Benefit Plan: (i) the most recent favorable determination letter, (ii) materials submitted to the Internal Revenue Service in support of a pending determination letter request, (iii) the most recent letter issued by the Internal Revenue Service recognizing tax exemption, (iv) each insurance contract, trust agreement, or other funding vehicle, (v) the three most recently filed Forms 5500 plus all schedules and attachments, (vi) the three most recent actuarial valuations, and (vii) each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each Key Benefit Plan during the past five years that describes the terms of the Key Benefit Plan.

          (b) With respect to the Key Benefit Plans, no event has occurred and, to the knowledge of Key, there exists no condition or set of circumstances, in connection with which Key or any member of its ERISA Group could be subject to any liability under the terms of such Key Benefit Plans, ERISA, the Code or any other applicable Law which would have a Key Material Adverse Effect. Except as otherwise set forth on Schedule 4.14(b) to the Key Disclosure Schedule,

            (i) As to any Key Benefit Plan intended to be qualified under
Section 401 of the Code, such Key Benefit Plan satisfies the requirements of such Section and there has been no termination or partial termination of such Key Benefit Plan within the meaning of Section 411(d)(3) of the Code;

            (ii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Key, threatened against, or with respect to, any of the Key Benefit Plans or their assets, any plan sponsor, or any fiduciary (as such term is defined in Section 3(21) of ERISA), and Key has no knowledge of any facts that could give rise to any actions, suits or claims;

            (iii) All contributions required to be made to the Key Benefit Plans pursuant to their terms and provisions have been made timely;

            (iv) As to any Key Benefit Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA, no notice of intent to terminate the Key Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan, and no liability to the Pension Benefit Guaranty Corporation or to the Plan has been incurred; and

            (v) Neither Key nor any party in interest (as such term is defined in ERISA section 3(14)) nor any disqualified person has engaged in any prohibited transaction within the meaning of ERISA section 406 or Code section 4975 that would subject Key to any liability.

          (c) Neither Key nor any member of its ERISA Group is or has ever been a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by Key. There is no pending or threatened labor dispute, strike or work stoppage against Key which may interfere with the respective business activities of Key. To the knowledge of Key, none of Key or any of its representatives or employees has committed any unfair labor practices in connection with the operation of the business of Key, and there is no pending or threatened charge or complaint against Key by the National Labor Relations Board or any comparable state agency.

          (d) Except as disclosed in Schedule 4.14(a) to the Key Disclosure Schedule, Key is not a party to or is bound by any severance agreements, programs or policies. Schedule 4.14(d) to the Key Disclosure Schedule sets forth, and Key has made available to Brock true and correct copies of, (i) all employment agreements with officers of Key; (ii) all agreements with consultants of Key obligating Key to make annual cash payments in an amount exceeding $50,000; (iii) all non-competition agreements with Key executed by officers of Key; and (iv) all plans, programs, agreements and other arrangements of Key with or relating to its directors.

          (e) Except as provided in Schedule 4.14(e) to the Key Disclosure Schedule, (x) no Key Benefit Plan provides retiree medical or retiree life insurance benefits to any person and (y) Key is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code and each such Key Benefit Plan or arrangement may be amended or terminated by Key at any time without liability.

          (f) Neither Key nor any member of its ERISA Group contribute to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to or has any secondary liability under ERISA section 4204 to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (g) Except as contemplated by this Agreement or as set forth in
Schedule 4.14(g), Key has not amended, or taken any other actions with respect to any of the

Key Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 4.14(d) of this Agreement since December 31, 1994.

         (h) With respect to each Key Benefit Plan that is a "group health plan" within the meaning of Section 5000(b) of the Code, each such Key Benefit Plan complies and has complied with the requirements of Part 6 of Title I of ERISA and Sections 4980B and 5000 of the Code, or, if ERISA and the Code do not apply, the requirements of applicable state law, except where the failure to so comply would not have a Key Material Adverse Effect.

         SECTION 4.15.  Taxes.
                        -----

         (a) (1) Except to the extent that the applicable statute of limitations has expired, all Returns required to be filed by or on behalf of Key have been duly filed on a timely basis and such Returns (including all attached statements and schedules) are true, complete and correct. Except to the extent that the applicable statute of limitations has expired, all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Key with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Effective Time.

           (2) Key has withheld and paid over all Taxes required to have been withheld and paid over (including any estimated taxes), and has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

           (3) Key has disclosed on its income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

           (4) There are no liens on any of the assets of Key with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

           (5) Key does not have any liability under Treasury Regulation (S) 1.1502-6 or any analogous state, local or foreign law by reason of having been a member of any consolidated, combined or unitary group, other than in the current affiliated group of which Key is the common parent corporation.

           (6) Except to the extent that the applicable statute of limitations has expired, Key has made available to Brock complete copies of: (i) all federal and state income and franchise tax returns of Key for all periods since the formation of Key, and (ii) all tax audit reports, work papers statements of deficiencies, closing or other agreements received by Key or on its behalf relating to Taxes, and

          (7) Key does not do business in or derive income from any state, local, territorial or foreign taxing jurisdiction other than those for which Returns have been furnished to Brock.

        (b) Except as disclosed on Schedule 4.15(b) of the Key Disclosure
Schedule:

          (1) There is no audit of any Returns of Key by a governmental or taxing authority in process, pending or, to the knowledge of Key, threatened (formally or informally).

          (2) Except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved, no deficiencies exist or have been asserted (either formally or informally) or are expected to be asserted with respect to Taxes of Key, and no notice (either formally or informally) has been received by Key that it has not filed a Return or paid Taxes required to be filed or paid by it.

          (3) Key is not a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened (either formally or informally) against it or any of its assets, except to the extent that the applicable statute of limitations has expired and except as to matters that have been resolved.

          (4) No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Key.

          (5) No action has been taken that would have the effect of deferring any liability for Taxes for Key from any period prior to the Effective Time to any period after the Effective Time.

          (6) There are no requests for rulings, subpoenas or requests for information pending with respect to Key.

          (7) No power of attorney has been granted by Key, with respect to any matter relating to Taxes.

          (8) Key has never been included in an affiliated group of corporations, within the meaning of section 1504 of the Code, other than in the current affiliated group of which Key is the common parent corporation.

          (9) Key is not (nor has it ever been) a party to any tax sharing agreement between affiliated corporations.

          (10) The amount of liability for unpaid Taxes of Key for all periods ending on or before the Effective Time will not, in the aggregate, materially exceed the amount of the current liability accruals for Taxes, as such accruals are reflected on the balance sheet of Key as of the Closing Date.

        (c) Except as disclosed on Schedule 4.15(c) of the Key Disclosure
Schedule:

          (1) Key has not made an election, and is not required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code.

          (2) Key has not issued or assumed any indebtedness that is subject to section 279(b) of the Code.

          (3) No election has been made under Section 338 of the Code with respect to Key and no action has been taken that would result in any income tax liability to Key as a result of a deemed election within the meaning of Section 338 of the Code.

          (4) No consent under Section 341(f) of the Code has been filed with respect to Key.

          (5) Key has not agreed, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

          (6) Key has not disposed of any property that is presently being accounted for under the installment method.

          (7) Key is not a party to any interest rate swap, currency swap or similar transaction.

          (8) Key has not participated in any international boycott as defined in Code Section 999.

          (9) There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions with respect to Key under Treasury Regulations (S)(S) 1.1502-13 or 1.1502-14.

          (10) Key has not made and will not make any election under Treasury Regulation (S) 1.1502-20(g)(1) (or any similar provision) with respect to the reattribution of net operating losses of Key.

          (11) There is no excess loss account under Treasury Regulation
(S)1.1502-19 with respect to the stock of Key.

          (12) Key is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

          (13) Key has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions.

          (14) Key does not have and has never had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          (15) The Merger is not subject to the tax withholding provisions of section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

        (d) To the extent the following information is contained therein, the tax returns and tax work papers provided by Key to Brock contained, as of the respective dates thereof, accurate and complete information with respect to:

          (1)  All material tax elections in effect with respect to Key;

          (2)  The current tax basis of the assets of Key;

          (3)  The current and accumulated earnings and profits of Key;

          (4)  The net operating losses of Key by taxable year;

          (5)  The net capital losses of Key;

          (6)  The tax credit carry overs of Key;

          (7) The overall foreign losses of Key under section 904(f) of the Code that is subject to recapture.

        (e) The tax returns and tax work papers provided by Key to Brock contain accurate and complete information with respect to the net operating losses, net operating loss carry forwards and other tax attributes of Key, and the extent to which they are subject to any limitation under Code sections 381, 382, 383, or 384, or any other provision of the Code or the federal consolidated return regulations (or any predecessor provision of any Code section or the regulations) and there is nothing that would prevent Key from utilizing these net operating losses, net operating loss carry forwards or other tax attributes as so limited if it had sufficient income.

        (f) Where appropriate in this section 4.15, the singular shall include the plural.

        SECTION 4.16.  Certain Business Practices.  None of Key or any
                       --------------------------
directors, officers, agents or employees of Key has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         SECTION 4.17.  Environmental Matters.  Except for matters disclosed in
                        ---------------------
the Key SEC Reports filed prior to the date hereof or disclosed in Schedule 4.17 to the Key Disclosure Schedule, and except for matters that would not, individually or in the aggregate, result in a Key Material Adverse Effect, (i) the properties, operations and activities of Key are in compliance with all applicable Environmental Laws; (ii) Key and the properties and operations of Key are not subject to any existing, pending or, to the knowledge of Key, threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by Key under any Environmental Law in connection with any aspect of the business of Key, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and Key is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) Key has satisfied and is currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Law, and Key has not received any notice of noncompliance with any such financial responsibility requirements; (v) to Key's knowledge, there are no physical or environmental conditions existing on any property of Key or resulting from Key's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on Key under any Environmental Laws; (vi) to Key's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by Key have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (vii) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances or any pollutant or contaminant into the environment by Key or in connection with its properties or operations that could reasonably be expected to give rise to any claim against Key for damages or compensation; and (viii) Key has made available to Brock all non-privileged internal and external environmental audits and studies and all non-privileged correspondence on substantial environmental matters in the possession of Key relating to any of the current or former properties or operations of Key. To Key's knowledge, except for matters disclosed in Schedule 4.17 to the Key Disclosure Schedule, the operations of each third party operator of any of Key's properties are in compliance with the terms of this Section 4.17.

         SECTION 4.18.  Insurance.  Key is currently insured, and during each of
                        ---------
the past five calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

         SECTION 4.19.  Properties.
                        ----------

         (a) With respect to Key's non-oil and gas properties, except for liens arising in the ordinary course of business after the date hereof and properties and assets disposed of in the ordinary course of business after the date of the most recent balance sheet contained in the Form 10-Q referred to below, Key has good and marketable title free and clear of all liens, the existence of which would have a Key Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in Key's most recent consolidated balance sheet contained in Key's most recent Key SEC Report on Form 10-Q filed prior to the date hereof as being owned by Key as of the date thereof or purported to be owned on the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases by Key are held under valid instruments enforceable by Key in accordance with their respective terms. Substantially all of Key's equipment in regular use has been well maintained and is in good and serviceable condition, reasonable wear and tear excepted.

         (b) With respect to Key's oil and gas properties, Schedule 4.19(b) to the Key Disclosure Schedule lists, as of the date of this Agreement, the material producing oil and gas properties owned by Key (the "Key Oil and Gas Properties") and certain information with respect thereto. Other than matters that do not have a Key Material Adverse Effect:

           (i) Key has Defensible Title to all Key Oil and Gas Properties, subject to and except for the Permitted Encumbrances and as would be acceptable to a reasonably prudent operator of oil and gas properties.

             (A) As used herein, the term "Defensible Title" shall mean as to the wells and properties described in Schedule 4.19(b) to the Key Disclosure Schedule (individually called a "Property"), such title as will enable Key to receive not less than the net revenue interests set forth on Schedule 4.19(b) to the Key Disclosure Schedule of all hydrocarbons and other minerals produced from each Property, and which will obligate Key to bear costs and expenses relating to the maintenance, development, and operations of each Property not greater than the working interests set forth on Schedule 4.19(b) to the Key Disclosure Schedule.

             (B) As used herein, the term "Permitted Encumbrances" shall mean:

               (1) lessors' royalties, overriding royalties, division orders, reversionary interests and net profits interests and similar burdens which do not operate to reduce the net revenue interests in any Property below those set forth on Schedule 4.19(b) to the Key Disclosure Schedule;

               (2) the terms and conditions of the oil, gas and mineral leases (the "Key Leases") related to the Key Oil and Gas Properties and all agreements, orders, instruments and declarations to which the Key Leases are subject and that are customary and acceptable in the oil and gas industry in the area of the particular property;

          (3) liens arising under operating agreements, pooling, unitization or communitization agreements, and similar agreements of a type and nature customary in the oil and gas industry and securing payment of amounts not yet delinquent;

          (4) liens securing payments to mechanics and materialmen, and liens securing payment of taxes or assessments, which liens are not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business;

          (5) conventional rights of reassignment obligating Key to reassign their interests in a portion of the Key Oil and Gas Properties to a third party in the event Key intends to release or abandon such interest;

          (6) calls on or preferential rights to purchase production at not less than prevailing prices;

          (7) covenants, conditions, and other terms to which the Key Oil and Gas Properties were subject when acquired by Key and are not such as to materially interfere with the operation, value, use and enjoyment of the Key Oil and Gas Properties;

          (8) rights reserved to or vested in any Governmental Entity to control or regulate any of the Oil and Gas Properties in any manner, and all applicable laws, rules, regulations and orders of any such Governmental Entity;

          (9) easements, rights-of-way, servitudes, permits, surface leases, and other surface uses on, over or in respect of any of the Key Oil and Gas Properties that are not such as to materially interfere with the operation, value or use thereof; and

          (10) all other liens, charges, encumbrances, limitations, obligations, defects and irregularities affecting any portion of the Key Oil and Gas Properties which would not have a material adverse effect on the operation, value, use and enjoyment thereof.

        (ii) Except as described in Schedule 4.19(b) to the Key Disclosure Schedule, the Key Leases are in full force and effect, are valid and subsisting, cover the entire estates they purport to cover and contain no express provisions that require the drilling of additional wells or other material development operations in order to earn or to continue to hold all or any portion of the Key Oil and Gas Properties, and to the knowledge of Key has never been advised directly or indirectly by any lessor under any such Lease or by any other party of a default under any Key Lease or of any requirements or demands to drill additional wells on any of the lands included within any of the Key Oil and Gas Properties.

        (iii) Key is not in default under any contract or agreement pertaining to the Key Oil and Gas Properties. Except as specifically indicated on Schedule 4.19(b) to the Key Disclosure Schedule, and except for hydrocarbon sales contracts with a term not greater than six months, no hydrocarbons produced from the Key Oil and Gas Properties are subject to a sales contract or other agreement relating to the marketing of hydrocarbons, and no person has any call upon, option to purchase or similar rights with respect to the Key Oil and Gas Properties or the rights therefrom.

        (iv) All royalties, rentals and other payments due under the Key
Leases have been properly and timely paid, and all conditions necessary to keep the Key Leases in force have been fully performed.

        (v) Except for gas balancing agreements containing customary provisions, Key is not obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment or any other arrangement, to deliver hydrocarbons produced from the Key Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

        (vi) Except as set forth on Schedule 4.19(b) to the Key Disclosure Schedule, with respect to Authorizations for Expenditure executed on or after September 30, 1995 and covering expenditures exceeding $20,000 attributable to Key's interest,

          (1) there are no outstanding calls under Authorizations for Expenditures for payments which are due or which Key has committed to make which have not been made;

          (2) there are no material operations with respect to which Key has become a non-consenting party where the effect of such non-consent is not disclosed on Schedule 4.19(b) to the Key Disclosure Schedule, and

          (3) there are no commitments for the expenditure of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

        (vii) Except as set forth on Schedule 4.19(b) to the Key Disclosure Schedule, there are no Key Oil and Gas Properties to which Key is either "over-produced" or "under-produced" which singly or in the aggregate would have a Key Material Adverse Effect.

        SECTION 4.20.  Certain Contracts and Restrictions.  Other than
                       ----------------------------------
agreements, contracts or commitments listed elsewhere in the Key Disclosure Schedule, Schedule 4.20 to the Key Disclosure Schedule lists, as of the date of this Agreement, each agreement, contract or commitment (including any amendments thereto) to which Key is a party or by which Key is bound (i) involving consideration during the next twelve months in excess of $50,000 or (ii) which is otherwise material to the financial condition, results of operations or current or future business of Key. As of the date of this Agreement and except as indicated on the Key Disclosure Schedule, (i) Key has fully complied with all the terms and conditions of all agreements, contracts and commitments listed in the Key Disclosure Schedule and all such agreements, contracts and commitments are in full force and effect, (ii) Key has no knowledge of any defaults thereunder or any cancellations or modifications thereof, and (iii) such agreements, contracts and commitments are not subject to any memorandum or other written document or understanding permitting cancellation.

         SECTION 4.21.  Easements.  The business of Key has been operated in a
                        ---------
manner that does not violate the material terms of any easements, rights of way, permits, servitudes, licenses and similar rights relating to real property used by Key in its business (collectively, "Key Easements") except for violations that have not resulted and will not result in a Key Material Adverse Effect.
All material Key Easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business.

         SECTION 4.22.  Futures Trading.  Except as set forth on Schedule 4.22
                        ---------------
to the Key Disclosure Schedule, Key does not engage in any natural gas or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments.

                                   ARTICLE V

                                   COVENANTS

         SECTION 5.01.  Affirmative Covenants of Brock.  Brock hereby covenants
                        ------------------------------
and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Key, Brock will and will cause its subsidiaries to:

         (a) operate its business in all material respects in the usual and ordinary course consistent with past practices;

         (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers;

         (c) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice;

         (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         SECTION 5.02.  Negative Covenants of Brock.  Except as expressly
                        ---------------------------
contemplated by this Agreement or otherwise consented to in writing by Key, from the date of this Agreement until the Effective Time, Brock will not do, and will not permit any of its subsidiaries to do, any of the foregoing:

          (a) (i) increase the compensation payable to or to become payable to any director or executive officer; (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any employee benefit plan or arrangement; or (iv) except as may be required by applicable law and actions that are not inconsistent with the provisions of Section 6.07 of this Agreement, amend, or take any other actions with respect to, any of the Benefit Plans or any of the plans, programs, agreements, policies or other arrangements described in Section 3.10(d) of this Agreement;

          (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of Brock to Brock or another wholly owned subsidiary of Brock;

          (c) (i) except as described in Schedule 3.03(b)(ii) to the Brock Disclosure Schedule, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of Brock in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding Stock Options in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

          (d) (i) except as described in Schedule 3.03(b)(i) to the Brock Disclosure Schedule, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted pursuant to Section 6.07 of this Agreement or for the issuance of shares upon the exercise of outstanding Stock Options or the vesting of restricted stock in accordance with the terms of outstanding Stock Awards); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) take any action to optionally accelerate the exercisability of Stock Options;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions of oil and gas production in the ordinary course of business and consistent with past practice and except for the sale of oil and gas properties having an individual net present value of $5,000 (discounted at 10% per annum), as set forth in the Aries database provided by Brock to Stephens Inc.;

          (g) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of Brock or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by Brock or any of Brock's subsidiaries to take any such action, and Brock shall promptly notify Key of all relevant terms of any such inquiries and proposals received by Brock or any of its subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, Brock shall promptly deliver or cause to be delivered to Key a copy of such inquiry or proposal; provided, however, that nothing contained in this subsection (g) shall prohibit the Board of Directors of Brock from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide proposal in writing by such person or entity to acquire Brock pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of Brock or any of its Significant Subsidiaries, if, and only to the extent that (A) the Board of Directors of Brock, after consultation with and based upon the advice of independent legal counsel (who may be Brock's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity Brock (x) provides written notice to Key to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) enters into with such person or entity a confidentiality agreement in reasonably customary form on terms not more favorable to such person or entity than the terms contained in that certain Confidentiality Agreement dated as of October 3, 1995 between Key and Brock (the "Confidentiality Agreement"); (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction; or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 6.02(a) if there exists a Competing Transaction and the Board of Directors of Brock, after consultation with and based upon the advice of independent legal counsel (who may be Brock's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving Brock or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Brock and its subsidiaries, taken as a whole, (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Brock or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person (other than stockholders as of the date of this Agreement) having acquired beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of Brock; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing;

          (h) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to a Competing Transaction or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement;

          (i) adopt or propose to adopt any amendments to its charter or bylaws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

          (j) (A) change any of its methods of accounting in effect at December 31, 1994, or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $20,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1994, except, in each case, as may be required by Law or generally accepted accounting principles;

          (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $100,000 in the aggregate;

          (l) enter into any material arrangement, agreement or contract with any third party which provides for an exclusive arrangement with that third party or is substantially more restrictive on Brock or substantially less advantageous to Brock than arrangements, agreements or contracts existing on the date hereof;

          (m) agree to or approve any commitment, including any authorization for expenditure or agreement to acquire property, obligating Brock for an amount in excess of

$20,000, other than the Participation Agreement with Henry Holding Corporation dated September 1, 1995; or

         (n) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.03.  Affirmative and Negative Covenants of Key.
                        -----------------------------------------

         (a) Key hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Brock, Key will and will cause its subsidiaries to:

           (i) operate its business in all material respects in the usual and ordinary course consistent with past practices;

           (ii) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers;

           (iii) maintain and keep its material properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

           (iv) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         (b) Except as expressly contemplated by this Agreement or otherwise consented to in writing by Brock, from the date of this Agreement until the Effective Time, Key will not do, and will not permit any of its subsidiaries to do, any of the following:

           (i) knowingly take any action which would result in a failure to maintain the trading of the Key Common Stock on the Nasdaq National Market;

           (ii) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of Key to Key or another wholly owned subsidiary of Key;

           (iii) adopt or propose to adopt any amendments to its charter or bylaws, which would have an adverse impact on the consummation of the transactions contemplated by this Agreement; or

           (iv) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.04.  Access and Information.
                        ----------------------

         (a) Brock shall, and shall cause its subsidiaries to (i) afford to Key and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Key Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of Brock and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Key and the Key Representatives such information concerning the business, properties, contracts, records and personnel of Brock and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Key.

         (b) Key shall, and shall cause its subsidiaries to (i) afford to Brock and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Brock Representatives") reasonable access at reasonable times, upon reasonable prior notice, to the officers, employees, accountants, agents, properties, offices and other facilities of Key and its subsidiaries and to the books and records thereof and
(ii) furnish promptly to Brock and the Brock Representatives such information concerning the business, properties, contracts, records and personnel of Key and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Brock.

         (c) Notwithstanding the foregoing provisions of this Section 5.04, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are herein contained and each such representation and warranty shall survive such investigation.

         (d) The information received pursuant to Section 5.04 (a) and (b) shall be deemed to be "Confidential Information" for purposes of the Confidentiality Agreement.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         SECTION 6.01.  Meetings of Stockholders.
                        ------------------------

         (a) Brock shall, promptly after the date of this Agreement, take all actions necessary in accordance with Delaware Law and its charter and bylaws to convene a special meeting of Brock's stockholders to act on this Agreement (the "Brock Stockholders Meeting"), and Brock shall consult with Key in connection therewith. Brock shall use its best efforts to solicit from stockholders of Brock proxies in favor of the approval and adoption of this Agreement and to secure the vote of stockholders required by Delaware Law and its charter and bylaws to approve and adopt this Agreement, unless otherwise necessary due to the applicable fiduciary duties of the directors of Brock, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be Brock's regularly engaged independent legal counsel).

          (b) Key shall, promptly after the date of this Agreement, take all actions necessary in accordance with Delaware Law and its charter and bylaws to convene a special meeting of Key's stockholders to approve the issuance of the Key Common Stock in connection with the Merger pursuant to the requirements of the rules of the Nasdaq National Market (the "Key Stockholders Meeting"). Key shall use its best efforts to solicit from stockholders of Key proxies in favor of the approval of such issuance of Key Common Stock and to secure the vote of stockholders required by the rules of the Nasdaq National Market.

          SECTION 6.02.  Registration Statement; Proxy Statements.
                         ----------------------------------------

          (a) As promptly as practicable after the execution of this Agreement, Key shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), containing a proxy statement/prospectus for stockholders of Brock (the "Brock Proxy Statement/Prospectus") and a proxy statement and form of proxy for stockholders of Key (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Key's stockholders, the "Key Proxy Statement"), in connection with the registration under the Securities Act of the offer and sale of Key Common Stock to be issued in the Merger and the other transactions contemplated by this Agreement. As promptly as practicable after the execution of this Agreement, Brock shall prepare and file with the SEC a proxy statement that will be the same as the Brock Proxy Statement/Prospectus, and a form of proxy, in connection with the vote of Brock's stockholders with respect to the Merger (such proxy statement and form of proxy, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Brock's stockholders, being the "Brock Proxy Statement"). Each of Key and Brock will use its best efforts to cause the Registration Statement to be declared effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities laws in connection with the issuance of shares of Key Common Stock in the Merger. Each of Key and Brock shall furnish to the other all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have been declared effective, Brock shall mail the Brock Proxy Statement to its stockholders entitled to notice of and to vote at the Brock Stockholders Meeting and Key shall mail the Key Proxy Statement to its stockholders entitled to notice of and to vote at the Key Stockholders Meeting. The Brock Proxy Statement shall include the recommendation of Brock's Board of Directors in favor of the Merger and adoption of this Agreement, unless otherwise necessary due to the applicable fiduciary duties of the directors of Brock, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be Brock's regularly engaged independent legal counsel). The Key Proxy Statement shall include the recommendation of Key's Board of Directors in favor of approval of the issuance of the Key Common Stock in the Merger.

          (b) The information supplied by Brock for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Brock for inclusion in (i) the Brock Proxy Statement to be sent to the stockholders of Brock in connection with the Brock Stockholders Meeting shall not, at the date the Brock Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Brock Stockholders Meeting or at the Effective Time and (ii) the Key Proxy Statement to be sent to the stockholders of Key in connection with the Key Stockholders Meeting shall not, at the date the Key Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Key Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Brock or any of its affiliates, or its or their respective officers or directors, should be discovered by Brock that should be set forth in an amendment to the Registration Statement or a supplement to the Brock Proxy Statement or the Key Proxy Statement, Brock shall promptly inform Key thereof in writing. All documents that Brock is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (c) The information supplied by Key for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Key for inclusion in (i) the Brock Proxy Statement to be sent to the stockholders of Brock in connection with the Brock Stockholders Meeting shall not, at the date the Brock Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Brock Stockholders Meeting or at the Effective Time and (ii) the Key Proxy Statement to be sent to the stockholders of Key in connection with the Key Stockholders Meeting shall not, at the date the Key Proxy Statement (or any supplement thereto) is first mailed to stockholders, at the time of the Key Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Key or any of its affiliates, or to their respective officers or directors, should be discovered by Key that should be set forth in an amendment to the Registration Statement or a supplement to the Brock Proxy Statement or the Key Proxy Statement, Key shall promptly inform Brock thereof in writing. All documents that Key is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          SECTION 6.03.  Appropriate Action; Consents; Filings.
                         -------------------------------------

          (a) Brock and Key shall each use, and shall cause each of their respective subsidiaries to use, all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Key or Brock or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger,
(iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act (in the case of Key) and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (B) any other applicable Law; provided that Key and Brock shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. Brock and Key shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Brock Proxy Statement, the Key Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement.

          (b) Key and Brock agree to cooperate with respect to, and shall cause each of their respective subsidiaries to cooperate with respect to, and agree to use all reasonable efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of Key and Brock also agree to take any and all actions, including, without limitation, the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by regulatory authorities as a condition to the granting of any approvals required in order to permit the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to Closing not to be satisfied; provided, however, that in no event shall either party take, or be required to take, any action that would or could reasonably be expected to have a Key Material Adverse Effect, and Brock shall not be required to take any action which would be consummated prior to the Effective Time and which would or could reasonably be expected to have a Brock Material Adverse Effect .

          (c) (i) Each of Brock and Key shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Brock Material Adverse Effect from occurring prior to the Effective Time or a Key Material Adverse Effect from occurring after the Effective Time.

            (ii) In the event that any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon Brock and Key, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

          (d) Each of Key and Brock shall promptly notify the other of (w) any material change in its current or future business, financial condition or results of operations, (x) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to its business or the transactions contemplated hereby,
(y) the institution or the threat of material litigation involving it or any of its subsidiaries or (z) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Effective Time. As used in the preceding sentence, "material litigation" means any case, arbitration or adversary proceeding or other matter which would have been required to be disclosed on the Brock Disclosure Schedule pursuant to Section 3.09 or the Key Disclosure Schedule pursuant to Section 4.09, as the case may be, if in existence on the date hereof, or in respect of which the legal fees and other costs to Brock or Key (or their respective subsidiaries), as the case may be, might reasonably be expected to exceed $100,000 over the life of the matter.

          SECTION 6.04.  Affiliates; Tax Treatment.
                         -------------------------

          (a) Brock shall use all reasonable efforts to obtain from each affiliate of Brock a written agreement substantially in the form of Exhibit A hereto.

          (b) Key shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of Brock who may be affiliates of Brock or Key pursuant to Rule 145 under the Securities Act.

          (c) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions that could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code.

          SECTION 6.05.  Public Announcements.  Key and Brock shall consult with
                         --------------------
each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation. The press release announcing the execution and delivery of this Agreement shall be a joint press release of Key and Brock.

         SECTION 6.06.  Nasdaq Listing.  Key shall use all reasonable efforts to
                        --------------
cause the shares of Key Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the Nasdaq National Market prior to the Effective Time.

         SECTION 6.07.  Employee Benefit Plans.
                        ----------------------
         (a) Change of Control. Key and Merger Sub agree to honor, and to cause the Surviving Corporation to honor, all severance agreements or other agreements, contracts, plans, programs, policies, or arrangements for the payment of severance or other benefits upon consummation of a change of control or other business combination involving Brock in existence as of the date hereof; provided, however, that prior to the Effective Time Merger Sub shall notify Brock of the employees of Brock that Key desires to retain following the Effective Time and if such persons are retained as employees on a full-time basis by Key or any subsidiary in any capacity and at their then-current salaries for a period longer than one year after the Effective Time (and, in the case of Kenneth J. Stucke, Michael R. Barham and Robin A. Seibert, they are offered an employment agreement with Key having a term of at least two years at their then current salaries) and without any requirements that they relocate their personal residence from the New Orleans, Louisiana metropolitan area, no severance payments under the Brock Exploration Corporation Severance Plan or the Directors Severance Plan shall be due to such persons, and Brock shall amend such plans before the Effective Time to the extent necessary to so provide. Key and Merger Sub agree to honor the Change of Control Bonus Plan described in the Brock SEC Reports. Key and Merger Sub agree that the consummation of the Merger shall constitute a change of control for the purposes of all applicable agreements, contracts, plans, programs, policies or other arrangements of Brock. Key and Merger Sub acknowledge that all payments due upon consummation of the Merger under any such agreements, contracts, plans, programs, policies or arrangements shall be made on the date of termination of employment.

         (b) Stock Options. The Brock 1979 Stock Option Plan shall be amended to provide that all options to purchase Brock Common Stock outstanding on the date hereof shall become fully vested prior to the Effective Time and shall expire upon the Effective Time unless exercised prior to the Effective Time. The 1979 Option Plan shall terminate at the Effective Time.

         (c) Pension Plan. Brock shall amend each Benefit Plan that is subject to Title IV of ERISA to provide that all benefit accruals shall cease 30 days after the Effective Time of the Merger. Key agrees that it shall initiate procedures to terminate each Benefit Plan that is subject to Title IV of ERISA if and when such Benefit Plan may be terminated in a standard termination under ERISA section 4041.

         (d) Supplemental Executive Retirement Plan. Key and Merger Sub acknowledge and agree that as a result of the transactions contemplated hereby all of the participants covered by Brock's Supplemental Executive Retirement Plan (the "SERP") will be 100% vested in the benefits provided thereunder and that such plan shall be terminated prior to the Effective Time. Prior to the Effective Time, Brock will distribute the present value of the benefits to which a participant is entitled thereunder in a single lump sum payment.

          (e) Group Health Plan coverage. All individuals who were employed by Brock at the Effective Time and who are employed by Brock on the day after the Effective Time will be offered group health plan coverage under Key's group health plan effective the day after the Effective Time. Such coverage shall not exclude any pre-existing conditions. Any such Brock employees who are covered under the Key group health plan and are terminated by Key after the Effective Time shall be offered COBRA continuation coverage under the Key group health plan.

          Brock employees who were covered under the Brock group health plan immediately before the Effective Time and who are terminated at the Effective Time shall be offered COBRA continuation coverage under the Key group health plan. Former employees of Brock or dependents thereof, who were receiving COBRA continuation coverage under the Brock group health plan as of the Effective Time will be eligible to elect, pursuant to COBRA, to continue coverage under Key's group health plan for the remainder of the COBRA continuation period at such former employee's or dependent's sole expense. Further, if such persons, and dependents thereof, elect COBRA continuation coverage under Key's group health plan, such persons will not be subject to any pre-existing condition limitation under Key's group health plan. All such persons, as of December 1, 1995, are listed on Schedule 6.07(e).

          (f) Other Benefits. Except as provided in subsection 6.07(e) above, Brock employees shall continue to be covered under the Brock Benefit Plans. Brock employees who accept an offer of employment with Key after the Effective Time shall be eligible to participate in all Key Benefit Plans (including those implemented following the Effective Time) according to the terms and conditions of each such Key Benefit Plan on an equal basis with Key's employees. All Brock employees who accept an offer of employment with Key after the Effective Time shall receive credit for prior service with Brock as follows: the lesser of actual years of service or an amount equal to the period of time between January 1, 1993 and the Effective Time for purposes of participation and vesting in all of the Key Benefit Plans.

         SECTION 6.08.  Merger Sub.  Prior to the Effective Time, Merger Sub
                        ----------
shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Merger Sub for the issuance of its stock to Key) or liabilities.

         SECTION 6.09.  Indemnification.  For a period of five years after the
                        ---------------
Effective Time, (i) Key shall not amend or otherwise modify Article 8 of the charter of Brock (as in effect on the date hereof) in a manner that would adversely affect the rights thereunder of any individuals who at any time prior to the Effective Time were directors or officers of Brock in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such amendment or modification is required by law; and (ii) Key shall guarantee the performance by Brock of its obligations under Article 8 of the charter of Brock to the extent of the excess, if any, of (A) the net worth of Brock as of the Effective Time over (B) the net worth of Brock as of the date of any claim under such provisions of the charter and bylaws of Brock by a person referred to in the foregoing clause (i). This Section 6.09 is intended to be for the benefit of, and shall be enforceable by, the persons referred to in clause (i) of the foregoing sentence, their heirs and personal representatives, and shall be binding on Key and its successors and assigns.

                                  ARTICLE VII

                               CLOSING CONDITIONS

          SECTION 7.01.  Conditions to Obligations of Each Party Under This
                         --------------------------------------------------
Agreement. The respective obligations of each party to effect the Merger and the
---------
other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable law:

          (a) Effectiveness of the Registration Statement; Blue Sky. The
              -----------------------------------------------------
Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC. Key shall have received all Blue Sky permits and other authorizations necessary to consummate the transactions contemplated by this Agreement.

          (b) Stockholder Approval. This Agreement and the Merger shall have
              --------------------
been approved and adopted by the requisite vote of the stockholders of Brock, and the issuance of the Key Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Key.

          (c) No Order.  No Governmental Entity or federal or state court of
              --------
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          SECTION 7.02.  Additional Conditions to Obligations of the Key
                         -----------------------------------------------
Companies. The obligations of the Key Companies to effect the Merger and the
---------
other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Key, in whole or in part, to the extent permitted by applicable law:

          (a) Representations and Warranties. Each of the representations and
              ------------------------------
warranties of Brock contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). The Key Companies shall have received a certificate of the President and the Chief Financial Officer of Brock, dated the Closing Date, to such effect.

          (b) Agreements and Covenants. Brock shall have performed or complied
              ------------------------
with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Key Companies shall have received a certificate of the President and the Chief Financial Officer of Brock, dated the Closing Date, to that effect.

          (c) Material Adverse Change. Since the date of this Agreement, there
              -----------------------
shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of Brock or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or current or future business of Brock and its subsidiaries, taken as a whole, except as to changes in general economic conditions that affect each of Key and Brock substantially equally. The Key Companies shall have received a certificate of the President and the Chief Financial Officer of Brock, dated the Closing Date, to such effect.

          (d) Absence of Regulatory Conditions. There shall not be any action
              --------------------------------
taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Key, to the continuing operation of the current or future business of Brock, which imposes any condition or restriction upon the Key Companies or the business or operations of Brock which, in the reasonable business judgment of Key, would be materially burdensome in the context of the transactions contemplated by this Agreement.

          (e) Tax Opinion.  Prior to the effective date of the Registration
              -----------
Statement, Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. shall have delivered its written opinion to Key, in form and substance reasonably satisfactory to Key, to the effect that: (i) the Merger will constitute a reorganization within the meaning of section 368(a) of the Code; (ii) Key, Merger Sub and Brock will each be a party to that reorganization within the meaning of section 368(b) of the Code; (iii) Key, Merger Sub and Brock will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger; and (iv) the Federal Income Tax Consequences section of the Proxy Statement (which constitutes the prospectus included in the Registration Statement) describes the material income tax consequences to Key, Brock and the Brock stockholders from the Merger Transaction and fairly represents such counsel's opinion as to the federal income tax matters discussed therein. Such firm shall have consented to the filing of such opinion as an exhibit to the Registration Statement and to the reference to such firm in the Registration Statement and such tax opinion shall not have been withdrawn or modified in any material respect prior to the Closing Date.

          (f) Affiliate Letters.  Key shall shall have received from each
              -----------------
affiliate of Brock a written agreement substantially in the form of Exhibit A hereto.

          SECTION 7.03.  Additional Conditions to Obligations of Brock.  The
                         ---------------------------------------------
obligations of Brock to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Brock, in whole or in part, to the extent permitted by applicable law:

          (a) Representations and Warranties. Each of the representations and
              ------------------------------
warranties of the Key Companies contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Brock shall have received a certificate of the President and the Chief Financial Officer of each of the Key Companies, dated the Closing Date, to such effect.

          (b) Agreements and Covenants. The Key Companies shall have performed
              ------------------------
or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. Brock shall have received a certificate of the President and the Chief Financial Officer of each of the Key Companies, dated the Closing Date, to that effect.

          (c) Material Adverse Change. Since the date of this Agreement, there
              -----------------------
shall have been no change, occurrence or circumstance in the current or future business, financial condition or results of operations of Key or any of its subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or current or future business of Key and its subsidiaries, taken as a whole. Brock shall have received a certificate of the President and the Chief Financial Officer of each of the Key Companies, dated the Closing Date, to such effect.

          (d) Absence of Regulatory Conditions. There shall not be any action
              --------------------------------
taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Brock, to the continuing operation of the current or future business of Key, which imposes any condition or restriction upon Key or the business or operations of Key which, in the reasonable business judgment of Brock, would be materially burdensome in the context of the transactions contemplated by this Agreement.

          (e) Nasdaq Listing. The shares of Key Common Stock to be issued in the
              --------------
Merger shall have been approved for listing (subject to official notice of issuance) on the Nasdaq National Market.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.01.  Termination. This Agreement may be terminated at any
                         -----------
time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of Brock:

          (a) by mutual consent of Key and Brock;

          (b) by Key, upon a material breach of any representation, warranty, covenant or agreement on the part of Brock set forth in this Agreement, or if any representation or warranty of Brock shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) of this Agreement, as the case may be, would be incapable of being satisfied by June 30, 1996 (or as otherwise extended as described in Section 8.01(e)); provided, that in any case, a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.01(b);

          (c) by Brock, upon a material breach of any representation, warranty, covenant or agreement on the part of the Key Companies set forth in this Agreement, or if any representation or warranty of the Key Companies shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) of this Agreement, as the case may be, would be incapable of being satisfied by June 30, 1996 (or as otherwise extended as described in Section 8.01(e)); provided, that in any case, a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.01(c);

          (d) by either Key or Brock, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order to terminate this Agreement has not complied with its obligations under Section 6.03(b) of this Agreement;

          (e) by either Key or Brock, if the Merger shall not have been consummated before June 30, 1996; provided, however, that this Agreement may be extended by written notice of either Key or Brock to a date not later than September 30, 1996, if the Merger shall not have been consummated as a direct result of Brock or the Key Companies having failed by June 30, 1996 to receive all required regulatory approvals or consents with respect to the Merger;

          (f) by either Key or Brock, if this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of Brock at the Brock Stockholders Meeting or if the issuance of the Key Common Stock in connection with the Merger shall fail to receive the requisite vote for approval by the stockholders of Key at the Key Stockholders Meeting;

          (g) by Key, if (i) the Board of Directors of Brock withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Key or shall have resolved to do any of the foregoing; (ii) the Board of Directors of Brock shall have recommended to the stockholders of Brock any Competing Transaction or shall have resolved to do so; (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of Brock is commenced, and the Board of Directors of Brock does not recommend that stockholders not tender their shares into such tender or exchange offer or; (iv) any person (other than Key or an affiliate thereof, or any stockholder of Brock as of the date of this Agreement) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of Brock; or

         (h) by Brock, if the Board of Directors of Brock (x) fails to make or withdraws its recommendation referred to in Section 6.02(a) if there exists at such time a Competing Transaction (as defined in Section 5.02(g)), or (y) recommends to Brock's stockholders approval or acceptance of a Competing Transaction, in each case only if the Board of Directors of Brock, after consultation with and based upon the advice of independent legal counsel (who may be Brock's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

         The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 8.02.  Effect of Termination.  Except as provided in Section
                        ---------------------
8.05 or Section 9.01 of this Agreement, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of the Key Companies or Brock to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party of any liability for (i) any breach of such party's covenants or agreements contained in this Agreement, or (ii) any willful breach of such party's representations or warranties contained in this Agreement.

         SECTION 8.03.  Amendment. This Agreement may be amended by the parties
                        ---------
hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Brock, (i) no amendment, which under applicable law may not be made without the approval of the stockholders of Brock, may be made without such approval, and (ii) no amendment, which under the applicable rules of the National Association of Securities Dealers, may not be made without the approval of the stockholders of Key, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.04.  Waiver.  At any time prior to the Effective Time, any
                        ------
party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 8.04, the Key Companies as a group shall be deemed to be one party.

          SECTION 8.05.  Fees, Expenses and Other Payments.
                         ---------------------------------

          (a) Except as provided in Section 8.05(c) of this Agreement, all Expenses (as defined in paragraph (b) of this Section 8.05) incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such Expenses; provided, however, that the allocable share of the Key Companies as a group and Brock for (i) all Expenses paid to financial printers for printing, filing and mailing the Registration Statement, the Brock Proxy Statement and the Key Proxy Statement and (ii) all SEC and other regulatory filing fees incurred in connection with the Registration Statement, the Brock Proxy Statement and the Key Proxy Statement, shall be one-half each; and provided further that Key may, at its option, pay any Expenses of Brock, and Key shall pay all SEC filing fees.

          (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Brock Proxy Statement and the Key Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

          (c) Brock agrees that if this Agreement is terminated pursuant to:

            (i) Section 8.01(b) and (x) such termination is the result of a willful breach of any representation, warranty, covenant or agreement of Brock contained herein, (y) Brock shall have had contacts or entered into negotiations relating to a Competing Transaction, in any such case at any time within the period commencing on the date of this Agreement through the date of termination of this Agreement, and (z) within twelve months after the date of termination of this Agreement, and with respect to any person or group with whom the contacts or negotiations referred to in clause (y) have occurred, a Business Combination (as defined in Section 8.05(e)) shall have occurred or Brock shall have entered into a definitive agreement providing for a Business Combination; or

            (ii) Section 8.01(f) because this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of Brock at the Brock Stockholders Meeting and at the time of such meeting there shall exist a Competing Transaction; or

            (iii) Section 8.01(h)(i) and at the time of the withdrawal, modification or change (or resolution to do so) of its recommendation by the Board of Directors of Brock, there shall exist a Competing Transaction; or

            (iv) Sections 8.01(h)(ii) or (iii); or

            (v)   Section 8.01(i);

then Brock shall pay to Key an amount equal to $1,000,000, which amount is inclusive of all of Key's Expenses.

         (d) Any payment required to be made pursuant to Section 8.05(c) of this Agreement shall be made as promptly as practicable but not later than three business days after termination of this Agreement, and shall be made by wire transfer of immediately available funds to an account designated by Key, except that any payment to be made as the result of an event described in Section 8.05(c)(i) shall be made as promptly as practicable but not later than three business days after the occurrence of the Business Combination or the execution of the definitive agreement providing for a Business Combination.

         (e) For purposes of this Section 8.05, the term "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving Brock, (ii) a sale, lease, exchange, transfer or other disposition of 20% or more of the assets of Brock and its subsidiaries, taken as a whole, in a single transaction or a series of transactions, or (iii) the acquisition, by a person (other than Key or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Brock Common Stock whether by tender or exchange offer or otherwise.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01.  Effectiveness of Representations, Warranties and
                        ------------------------------------------------
Agreements.
----------

         (a) Except as set forth in Section 9.01(b) of this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I and II and IX and Sections 6.07 and 6.09 shall survive the Effective Time and those set forth in Sections 5.04(d), 8.02 and 8.05 and Article IX hereof shall survive termination. Nothing herein shall be construed to cause the

Confidentiality Agreement to terminate upon the termination of this Agreement pursuant to Article VIII.

         SECTION 9.02.  Notices.  All notices and other communications given or
                        -------
made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a) If to any of the Key Companies, to:

                         Key Production Company, Inc.
                         One Norwest Center, 20th Floor
                         1700 Lincoln Street
                         Denver, Colorado  80203-4520
                         Attention: Monroe W. Robertson
                         Telecopier No.: (303) 830-7158

          with a copy to:

                         Holme Roberts & Owen LLC
                         1700 Lincoln Street, Suite 4100
                         Denver, Colorado  80203
                         Attention: Thomas A. Richardson
                         Telecopier No.: (303) 866-0200

          (b)  If to Brock, to:

                         225 Baronne Street, Suite 700
                         New  Orleans, Louisiana 70112-1707
                         Attention: President
                         Telecopier No.: (504) 589-9035

          with a copy to:

                         Jones, Walker, Waechter, Poitevent,
                         Carrere & Denegre, L.L.P.
                         Place St. Charles
                         201 St. Charles Ave.
                         New Orleans, Louisiana  70170-5100
                         Attention:William B. Masters
                         Telecopier No.: (504) 582-8583

          SECTION 9.03. Certain Definitions. For the purposes of this Agreement,
                        -------------------
the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) a person shall be deemed a "beneficial owner" of or to have "beneficial ownership" of Brock Common Stock or Key Common Stock, as the case may be, in accordance with the interpretation of the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof; provided that a person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, Brock Common Stock or Key Common Stock, as the case may be, that such person or any affiliate of such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

          (c) "business day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

          (d) "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

          (e) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of Brock or Key, as the case may be, has actual knowledge of such matter, and, with respect to Section 3.14, if Robert Dixon has actual knowledge of such matter;

          (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

          (g) "Significant Subsidiary" means any subsidiary of Brock or Key, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC; and

          (h) "subsidiary" or "subsidiaries" of Brock, Key, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which Brock, Key, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 9.04.  Headings.  The headings contained in this Agreement are
                        --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

         SECTION 9.05.  Severability.  If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.06.  Entire Agreement.  This Agreement (together with the
                        ----------------
Exhibits, the Brock Disclosure Schedule and the Key Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof. Brock agrees that nothing contained in this Agreement, the proxies granted by certain officers and directors of Brock to Key on or about the date hereof or the transactions contemplated hereby or thereby shall be deemed to violate the Confidentiality Agreement, and that such agreements and proxies have been entered into or granted with the prior written consent of Brock.

         SECTION 9.07.  Assignment.  This Agreement shall not be assigned by
                        ----------
operation of law or otherwise.

         SECTION 9.08.  Parties in Interest.  This Agreement shall be binding
                        -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than as contemplated by Section 6.07 and Section 6.09), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.09.  Specific Performance.  The parties hereby acknowledge
                        --------------------
and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

         SECTION 9.10.  Failure or Indulgence Not Waiver; Remedies Cumulative.
                        -----------------------------------------------------
No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 9.11.  Governing Law.  This Agreement shall be governed by, and
                        -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 9.12.  Counterparts.  This Agreement may be executed in
                        ------------
multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              KEY PRODUCTION COMPANY, INC.


                              By: /s/ F. H. Merelli
                                  -----------------------
                                  F.H. Merelli
                                  Chairman, President and Chief Executive
                                  Officer


                              KEY ACQUISITION ONE, INC.


                              By: /s/ F. H. Merelli
                                  -----------------------
                                  F.H. Merelli
                                  President


                              BROCK EXPLORATION CORPORATION


                              By: /s/ Lawrence E. Brock
                                  -----------------------
                                  Lawrence E. Brock
                                  Chairman and Chief Executive Officer